EXHIBIT 10.1
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                                                                  EXECUTION COPY

                                    AMENDMENT

         This amendment (the "Amendment") to the Employment Agreement (the "Agreement") dated as of March 1, 1993 by and between Fab Industries, Inc., a Delaware corporation (the "Corporation"), and Samson Bitensky ("Executive") is dated as of July 25, 2003 and is effective immediately. All capitalized terms used herein and not otherwise defined shall have the respective meaning given to such terms in the Agreement.

         WHEREAS, the Corporation and Executive have previously entered into the Agreement;

         WHEREAS, in consideration of Executive relinquishing his personal representative's right to require the Company to purchase stock of the Corporation from him or her following Executive's death, pursuant to Paragraph 10 of the Agreement, the Corporation agrees to transfer ownership of the life insurance policies referenced in Subparagraph 10(d) to Executive; and

         WHEREAS, for other good and valuable consideration, the Corporation and Executive desire to amend the Agreement, in accordance with Paragraph 14 thereof, as set forth herein.

         NOW, THEREFORE, the Corporation and Executive, intending to be legally bound, hereby agree as follows:

         1. Paragraph 8 is renamed Subparagraph 8(a) and a new Subparagraph 8(b) is added to the Agreement as follows:

         (b) If the Executive remains employed at the time of the earlier of (i) the transfer of the remaining assets of the Corporation to a liquidating trust pursuant to the Plan of Liquidation and Dissolution adopted by the shareholders of the Corporation on May 31, 2002 (the "Plan") or (ii) a sale of all or substantially all of the Corporation's business pursuant to the Plan, then the Corporation shall pay Executive a lump sum payment (the "Consulting Payment") equal to the aggregate of each fee that would have been payable to Executive under Subparagraph 8(a) discounted to present value at a rate equal to the then prevailing prime rate, as determined by the Board of Directors in its sole discretion and as if the fees described in Subparagraph 8(a) commenced on the date of the event described in clause (i) or
         (ii), as applicable. Such payment shall be made (X) immediately prior to the transfer to a liquidating trust pursuant to the Plan, in the case of clause (i) above, or (Y) within 10 days following the applicable sale, in the case of clause (ii) above. The Consulting Payment shall be in lieu of, and not in addition to, any consulting fees payable as provided in Subparagraph 8(a). The Consulting Period, as well as the Corporation's and Executive's obligations pursuant to Subparagraphs 8(a), shall terminate upon Executive's receipt of the Consulting Payment.

         2. Paragraph 10 of the Agreement is amended in its entirety to read as follows:

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         Effective as of the date hereof, the following insurance policies on the life of Executive owned by the Corporation are hereby transferred to Executive's designee, subject to the satisfaction of any required income and employment tax withholding: (a) Metropolitan Life Insurance Company, policy number 941 150 181 E1; and (b) William Penn Life Insurance Company of New York, policy number NYU0051953. Effective as of the first anniversary of the date hereof, the insurance policy on the life of Executive owned by the Corporation, Equitable policy number 34 790 530 (the "Equitable Policy"), shall be transferred to Executive's designee, subject to the satisfaction of any required income and employment tax withholding; provided, however, that in the event of Executive's death prior to the transfer of the Equitable Policy, the Corporation will pay an amount equal to the death benefit of the Equitable Policy received by the Corporation to Executive's designee.

         3. The address for delivery of notice to Executive pursuant to Paragraph 15 of the Agreement is replaced in its entirety with the following address:

         10 Aerie Court
         Manhasset, New York

         4. Except as otherwise set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                    FAB INDUSTRIES, INC.

                                    By: /s/ David Miller
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                                        Name:   David Miller
                                        Title:  Vice-President and Treasurer


                                    /s/ Samson Bitensky
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                                    SAMSON BITENSKY